CHANGE IN CONTROL SEVERANCE AGREEMENT OF CHUCK SIVLEY THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (“Agreement”) is made and entered into as of this tenth day of June 2024, by and between HomeTrust Bancshares, Inc, Asheville, North Carolina (hereinafter referred to as the “Company”) and Chuck Sivley (the “Employee”). WHEREAS, the Employee serves as the EVP/Chief Technology Officer of HomeTrust Bank, Asheville, North Carolina (the “Bank”); and WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company and the Bank to enter into this Agreement with the Employee; and WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee; NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows: 1. Definitions. (a) The term “Cash Compensation” shall mean the highest annual base salary rate paid to the Employee at any time during their employment by the Company and its Consolidated Subsidiaries, plus the higher of (i) the Employee’s annual bonus paid during the year immediately preceding the Date of Termination, or (ii) the Employee’s target bonus for the year in which the Date of Termination occurs, in each case including any salary or bonus amounts deferred by the Employee. (b) The term "Change in Control" means any of the following events: (1) any person or persons acting as a group (within the meaning of Section 409A of the Code) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company or the Bank possessing 30% or more of the total voting power of the outstanding stock of the Company or the Bank; (2) individuals who are members of the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason during any 12-month period to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (3) any person or persons acting as a group (within the meaning of Section 409A of the Code) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company or the Bank that have a gross fair market value of 40% or more of the total gross fair market value of all of the assets of the Company or the Bank immediately before such acquisition or acquisitions; or (4) any other

2 event which is not covered by the foregoing subsections but which the Board of Directors determines to affect control of the Company or the Bank and with respect to which the Board of Directors adopts a resolution that the event constitutes a Change in Control for purposes of this Agreement; provided that with respect to each of the events covered by clauses (1) through (4) above, the event must also be deemed to be either a change in the ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank within the meaning of Section 409A of the Code. (c) The term “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto. (d) The term “Consolidated Subsidiaries” means any subsidiary or subsidiaries of the Company (or its successors) that are part of the consolidated group of the Company (or its successors) for federal income tax reporting. (e) The term “Date of Termination” means the date upon which the Employee's employment with the Company and its Consolidated Subsidiaries ceases, as specified in a written notice of termination, provided that all references in this Agreement to a Date of Termination that results in the payment of severance shall mean the date of the Executive’s involuntary Separation from Service. (f) The term “Effective Date” means the date first written above. (g) The term “Health Insurance Benefits” shall mean the following benefits to be provided pursuant to Section 3(a) of this Agreement to the Employee and their dependents who are covered by the Company or any of its Consolidated Subsidiaries at the time of the Employee’s Involuntary Termination (each such person, including the Employee, a “Covered Person” and collectively the “Covered Persons”): (i) the Company or the Bank shall pay 100% of the premiums for COBRA coverage for each such Covered Person until the earlier of (A) the expiration of the COBRA period or (B) the death of such person; or (ii) in the event that the continued participation of the Covered Person in any insurance plan as provided in clause (i) above is barred or would trigger the payment of an excise tax under Section 4980D of the Code, or during the COBRA Period any such insurance plan is discontinued, then the Company and the Bank shall at their election either (A) arrange to provide the Covered Person with alternative benefits substantially similar to those which the Covered Person was entitled to receive under such insurance plan immediately prior to the Date of Termination, provided that the alternative benefits do not trigger the payment of an excise tax under Section 4980D of the Code, or (B) in the event that the continuation of any insurance coverage as specified above would trigger the payment of an excise tax under Section 4980D of the Code or in the event such continued coverage is unable to be provided by the Company or the Bank, pay to the Employee within 30 days following the Date of Termination (or within 30 days following the discontinuation of the benefits if later) a lump sum cash amount equal to the projected cost to the Company and the Bank of providing continued coverage to the Covered Person until the expiration of the COBRA Period, with the projected cost to be based on the costs being incurred immediately prior to the Involuntary Termination (or the discontinuation of the benefits if later), as increased by 15% on each scheduled renewal date. Any insurance premiums payable by the Company or the Bank as specified above shall be payable at such times and in such amounts (except that the Company or

3 the Bank shall also pay any employee portion of the premiums) as if the Employee was still an employee of the Company or its Consolidated Subsidiaries, subject to any increases in such amounts imposed by the insurance company or COBRA, and the amount of insurance premiums required to be paid by the Company or the Bank in any taxable year shall not affect the amount of insurance premiums required to be paid by the Company or the Bank in any other taxable year. (h) The term “Involuntary Termination” means a termination of the employment of the Employee (i) by the Company without their express written consent; or (ii) by the Employee by reason of a material diminution of or interference with their duties, titles, responsibilities or benefits, including any of the following actions unless consented to in writing by the Employee: (1) a requirement that the Employee be based at any place other than Greenville, South Carolina, or within 20 miles thereof, except for reasonable travel on Company or Bank business; (2) a material demotion of the Employee; or (3) a material reduction in the Employee’s salary, other than prior to a Change in Control as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company or the Bank; provided in each case that Involuntary Termination shall mean a cessation or reduction in the Employee’s services for the Company and the Bank (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A- 1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h) and that also constitutes an involuntary Separation from Service under Treasury Regulation §1.409A-1(n). In addition, before the Employee terminates their employment pursuant to clauses (1) through (3) of the preceding sentence, the Employee must first provide written notice to the Company within ninety (90) days of the initial existence of the condition, describing the existence of such condition, and the Company shall thereafter have the right to remedy the condition within thirty (30) days following the date it received the written notice from the Employee. If the Company remedies the condition within such thirty (30) day cure period, then the Employee shall not have the right to terminate their employment as the result of such event. If the Company does not remedy the condition within such thirty (30) day cure period, then the Employee may terminate their employment as the result of such event at any time within sixty (60) days following the expiration of such cure period. All references in this Agreement to an Involuntary Termination that results in the payment of severance shall mean an involuntary Separation from Service under Treasury Regulation §1.409A-1(n). The term “Involuntary Termination” does not include Termination for Cause, termination of employment due to death or permanent disability, or suspension or temporary or permanent prohibition from participation in the conduct of the affairs of a depository institution under Section 8 of the Federal Deposit Insurance Act. (i) The term “Section 409A” means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder. (j) The terms “Termination for Cause” and “Terminated for Cause” mean any of the following: (i) the commission by the Employee of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Employee, which is intended to cause, does cause or is

4 reasonably likely to cause material harm to the Company or any of its Consolidated Subsidiaries (including harm to its business reputation); (ii) the indictment of the Employee for the commission or perpetration by the Employee of any felony or any crime involving dishonesty, moral turpitude or fraud; (iii) the material breach by the Employee of this Agreement; (iv) the receipt of any formal written notice that any regulatory agency having jurisdiction over the Company or the Bank intends to institute any formal regulatory action against the Employee, the Company or the Bank (provided that the Board determines in good faith, with the Employee abstaining from participating in the vote on the matter, that the subject matter of such action involves acts or omissions by the Employee); (v) the exhibition by the Employee of a standard of behavior within the scope of their employment that is materially disruptive to the orderly conduct of the business operations of the Company or any of its Consolidated Subsidiaries (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board’s good faith and reasonable judgment, with the Employee abstaining from participating in the vote on the matter, is materially detrimental to the best interests of the Company or any of its Consolidated Subsidiaries; (vi) the failure of the Employee to devote their full business time and attention to their employment as provided under this Agreement; or (vii) the failure of the Employee to adhere to any policy or code of conduct of the Company or any of its Consolidated Subsidiaries which causes, or is reasonably likely to cause, material harm to the Company or any of its Consolidated Subsidiaries; provided that, if the Board of Directors determines in its good faith discretion that the breach, behavior or failure specified in clauses (iii), (v) or (vi) above is capable of being cured by the Employee, then Cause shall not be deemed to exist with respect to such matter if the Employee cures the breach, behavior or failure to the satisfaction of the Board of Directors within 10 days following written notice to the Employee of such breach, behavior or failure. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act with an absence of good faith and without a reasonable belief that their action or failure to act was in the best interest of the Company or the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee to present their views on the matter to the Board either in person without counsel or in writing), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail. The opportunity of the Employee to be heard before the Board shall not affect the right of the Employee to arbitration as set forth in Section 13 of this Agreement. The Board reserves the right to suspend the Employee with pay pending the determination of Cause under this Section 1(j), as appropriate. 2. Term. The initial term of this Agreement shall be from the Effective Date until September 11, 2025, subject to earlier termination as provided herein. On September 11 each year, beginning September 11, 2024, the term shall be extended for a period of one year in addition to the then-remaining term, provided that the Company has not given notice to the Employee in writing at least 30 days prior to such annual anniversary date that the term of this Agreement shall not be extended further, and provided further that the Employee has not received an unsatisfactory performance review by either their manager, the Board of Directors or the board of directors of the Bank.

5 3. Severance Benefits. (a) In the event of the Involuntary Termination of the Employee at the time of or within 12 months following a Change in Control, the Company or the Bank shall, subject to the Employee executing and not revoking a general release of claims pursuant to Section 3(b) below, (i) pay to the Employee a lump sum cash amount equal to two times the Employee’s Cash Compensation, with such lump sum payment to be made within 30 days following the date the general release of claims is executed and the revocation period expires without the release being revoked, except as otherwise set forth in Section 3(b) below, and (ii) provide Health Insurance Benefits to each Covered Person. If the Employee is a “Specified Employee” (as defined in Section 409A) at the time of their Separation from Service, then payments under this Section 3(a) which are not covered by either the separation pay plan exemption or the short-term deferral exemption from Section 409A set forth in Treasury Regulations §1.409A-1(b)(9)(iii) and §1.409A-1(b)(4), respectively, and as such constitute deferred compensation under Section 409A, shall not be paid until the 185th day following the Employee’s Separation from Service, or their earlier death (the “Delayed Distribution Date”). Any payments deferred on account of the preceding sentence shall be accumulated without interest and paid with the first payment that is payable in accordance with the preceding sentence and Section 409A. To the extent permitted by Section 409A, amounts payable under this Section 3(a) which are considered deferred compensation shall be treated as payable after amounts which are not considered deferred compensation (i.e., which are considered payable on account of an involuntary Separation from Service as herein defined herein pursuant to a separation pay plan or pursuant to the short-term deferral exemption). (b) The obligations of the Company and the Bank to pay severance or provide benefits under Section 3(a) above is expressly conditioned upon the Employee executing a general release of claims within the time period set forth in the release to be provided to him by the Company and not revoking such release, with such general release to release any and all claims, charges and complaints which the Employee may have against the Company and its Consolidated Subsidiaries, as well as the directors, officers and employees of such entities, in connection with the Employee’s employment with the Company and its Consolidated Subsidiaries and the termination of such employment. Notwithstanding any other provision contained in this Agreement, in the event the time period that the Employee has to consider the terms of such general release (including any revocation period under such release) commences in one calendar year and ends in the succeeding calendar year, then the payments shall not commence or be paid until the succeeding calendar year. (c) Certain Reduction of Payments by the Bank. (i) In the event that the aggregate payments or benefits to be provided to the Employee pursuant to this Agreement, together with other payments and benefits which the Employee has a right to receive from the Company or its Consolidated Subsidiaries or any their successors are deemed to be parachute payments as defined in Section 280G of the Code or any successor thereto (the “Severance Benefits”), then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as

6 “Agreement Payments”) shall be reduced to the Reduced Amount. The “Reduced Amount” shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Severance Benefits to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 3(b), present value shall be determined in accordance with Section 280G(d)(4) of the Code. (ii) All determinations required to be made under this Section 3(b)) related to the application of Section 280G of the Code shall be made by the Company’s independent auditors or by such other firm with recognized expertise as may be selected by the Company (such auditors or, if applicable, such other firm are hereinafter referred to as the “Advisory Firm”). The Advisory Firm shall, within ten business days of the Date of Termination or at such earlier time as is requested by the Company, provide to both the Company and the Employee an opinion (and detailed supporting calculations) that the Company has substantial authority to deduct for purposes of Section 280G of the Code (before taking into account any amount not deductible under Section 162(m) of the Code) the full amount of the Agreement Payments to be paid and that the Employee has substantial authority not to report on their federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments to be paid. Any such determination and opinion by the Advisory Firm shall be binding upon the Company and the Employee. If the Agreement Payments are required to be reduced to the Reduced Amount, then the cash severance payable pursuant to Section 3(a) of this Agreement shall be reduced first. The Company and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section 3(c). (iii) As a result of uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made (“Overpayment”) or that additional Agreement Payments will not have been made by the Company which should have been made (“Underpayment”), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Employee shall be repaid by the Employee to the Company together with interest at the applicable federal rate provided for in Section 1274 of the Code, with such repayment to be made within 60 days following the date the amount of the Overpayment has been communicated to the Employee. In the event that the Advisory Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 1274 of the Code, with such payment to be made within 60 days following the date the amount of the Underpayment has been communicated to the Company.

7 (iv) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder. (d) Termination for Cause. In the event of Termination for Cause, the Company shall have no further obligation to the Employee under this Agreement after the Date of Termination. 4. Attorneys Fees. In the event of a dispute arising out of this Agreement, reasonable legal fees and related expenses incurred by the Employee resulting from such dispute shall be paid by the Company only if the Employee prevails in such dispute. 5. Non-Disclosure, Non-Competition and Non-Solicitation Provisions. (a) Non-Disclosure. The Employee acknowledges that he has acquired, and will continue to acquire while employed by the Company and/or performing services for the Consolidated Subsidiaries, special knowledge of the business, affairs, strategies and plans of the Company and the Consolidated Subsidiaries which has not been disclosed to the public and which constitutes confidential and proprietary business information owned by the Company and the Consolidated Subsidiaries, including but not limited to, information about the customers, customer lists, software, data, formulae, processes, inventions, trade secrets, marketing information and plans, and business strategies of the Company and the Consolidated Subsidiaries, and other information about the products and services offered or developed or planned to be offered or developed by the Company and/or the Consolidated Subsidiaries (“Confidential Information”). The Employee agrees that, without the prior written consent of the Company, he shall not, during the term of their employment or at any time thereafter, in any manner directly or indirectly disclose any Confidential Information to any person or entity other than the Company and the Consolidated Subsidiaries. Notwithstanding the foregoing, if the Employee is requested or required (including but not limited to by oral questions, interrogatories, requests for information or documents in legal proceeding, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, the Employee shall provide the Company with prompt written notice of any such request or requirement so that the Company and/or a Consolidated Subsidiary may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5(a). If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, the Employee is nonetheless legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Employee may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which is legally required to be disclosed, provided that the Employee exercise their best efforts to preserve the confidentiality of the Confidential Information, including without limitation by cooperating with the Company and/or a Consolidated Subsidiary to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal. Notwithstanding anything to the contrary herein, the parties hereto agree that nothing contained in this Agreement limits the Employee’s ability to report information to or file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other federal, state or local governmental agency or commission that has jurisdiction over the Company or any Consolidated Subsidiary (the

8 “Government Agencies”). The Employee further understands that this Agreement does not limit their ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company and/or any Consolidated Subsidiary. This Agreement does not limit the Employee’s right to receive an award for information provided to any Government Agencies. In addition, pursuant to the Defend Trade Secrets Act of 2016, the Employee understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order. On the Date of Termination, the Employee shall promptly deliver to the Company all copies of documents or other records (including without limitation electronic records) containing any Confidential Information that is in their possession or under their control, and shall retain no written or electronic record of any Confidential Information. (b) Non-Competition. As partial consideration for the severance payments and benefits to be provided to the Employee pursuant to Section 3 of this Agreement, the Employee agrees that during the one-year period next following the Date of Termination (the “Non- Competition Period”), the Employee shall not engage in, become interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a shareholder in a corporation, or become associated with, in the capacity of employee, director, officer, principal, agent, consultant, trustee or in any other capacity whatsoever, any enterprise or entity with an office located within 50 miles of any office of the Company or any Consolidated Subsidiary during the Non-Competition Period, which proprietorship, partnership, corporation, enterprise or other entity is engaged in any line of business conducted by the Company or any banking subsidiary of the Company during the Non-Competition Period, including but not limited to entities which lend money and take deposits (in each case, a “Competing Business”), provided, however, that this provision shall not prohibit the Employee from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any Competing Business if such common stock is publicly traded. (c) Non-Solicitation. As partial consideration for the severance payments and benefits to be provided to the Employee pursuant to Section 3 of this Agreement, the Employee agrees that during the two-year period next following the Date of Termination, the Employee shall not directly or indirectly (i) solicit or induce, or cause others to solicit or induce, any employee of the Company or any Consolidated Subsidiary to leave the employment of such entities, or (ii) solicit (whether by mail, telephone, personal meeting or any other means, excluding general solicitations of the public that are not based in whole or in part on any list of customers of the Company or any Consolidated Subsidiary) any customer of the Company or any Consolidated Subsidiary to transact business with any Competing Business, or to reduce or refrain from doing any business with the Company or any Consolidated Subsidiary, or interfere

9 with or damage (or attempt to interfere with or damage) any relationship between the Company or any Consolidated Subsidiary and any such customers. The provisions of this Section 5 shall survive any termination of the Employee’s employment and any termination of this Agreement. 6. No Assignments. (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms as provided for upon an Involuntary Termination under Section 3 hereof. For purposes of implementing the provisions of this Section 6(a), the date on which any such succession becomes effective shall be deemed the Date of Termination. (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. 7. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise. 8. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Company at its principal office, to the attention of the Board of Directors with a copy to the Secretary of the Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Company. 9. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided. 10. Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

10 11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 12. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina. 13. Arbitration. Any dispute or controversy arising under or in connection with this Agreement (other than relating to the enforcement of the provisions of Section 5) shall be settled exclusively by arbitration before a single arbitrator in Asheville, North Carolina under the commercial arbitration rules of the American Arbitration Association (the “AAA”) then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The arbitrator shall be selected by the mutual agreement of the parties within ten (10) business days of the date when the parties shall first have the opportunity to select an arbitrator (the “Selection Period”); provided, however, that if the parties fail to agree upon an arbitrator by the expiration of the Selection Period, each party shall, within five (5) business days after the expiration of the Selection Period, select an arbitrator from the list of arbitrators provided by the AAA and the two arbitrators so selected by each party, acting independently, shall, as soon as practicable and within thirty (30) days of both being selected, agree upon the selection of the arbitrator to arbitrate the controversy or claim. 14. Equitable and Other Judicial Relief. (a) It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of this Agreement. The covenants in Section 5(b) with respect to the geographic area surrounding each office shall be deemed to be separate covenants with respect to each office, and should any court of competent jurisdiction conclude or find that this Agreement or any portion is not enforceable with respect to a particular office, such conclusion or finding shall in no way render invalid or unenforceable the covenants herein with respect to any other office. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, including without limitation the geographic scope or duration of such provision, the parties hereto agree that the court or authority making such determination shall have the power to reduce the scope or duration of such provision or to delete specific words or phrases as necessary (but only to the minimum extent necessary) to cause such provision or part to be valid and enforceable. If such court or authority does not have the legal authority to take the actions described in the preceding sentence, the parties agree to negotiate in good faith a modified provision that would, in so far as possible, reflect the original intent of this Agreement, including without limitation Section 5 hereof, without violating applicable law. (b) The Employee acknowledges that any breach of Section 5 will result in irreparable damage to the Company for which the Company will not have an adequate remedy at law, especially in light of the impossibility of ascertaining exact money damages. In addition to any other remedies and damages available to the Company, the Employee further acknowledges that the Company shall be entitled to seek a temporary restraining order as well as preliminary and permanent injunctive relief hereunder to enjoin any breach or threatened breach of Section 5

11 of this Agreement, and the Employee hereby consents to any restraining order or injunction issued in favor of the Company by any court of competent jurisdiction, without prejudice to any other right or remedy to which the Company may be entitled. In addition, in the event of a breach of Section 5 of this Agreement by the Employee, the Employee acknowledges that in addition to or in lieu of the Company seeking injunctive relief, the Company may also seek a forfeiture of the cash severance payments paid or payable to the Employee pursuant to Section 3 of this Agreement with respect to the period of the breach in an amount equal to (i) the value ascribed to the non-competition or non-solicitation provision in Section 5 that was breached, multiplied by (ii) a fraction, the numerator of which is the period of time that the Employee was in breach of such provision and the denominator of which is the total duration of such provision in Section 5. Each of the remedies available to the Company in the event of a breach by the Employee shall be cumulative and not mutually exclusive. 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument. 16. Changes in Statutes or Regulations. If any statutory or regulatory provision referenced herein is subsequently changed or re-numbered, or is replaced by a separate provision, then the references in this Agreement to such statutory or regulatory provision shall be deemed to be a reference to such section as amended, re-numbered or replaced. 17. Entire Agreement. This Agreement embodies the entire agreement between the Company and the Employee with respect to the matters agreed to herein. All prior agreements between the Company and the Employee with respect to the matters agreed to herein, including the Prior Agreement, are hereby superseded and shall have no force or effect.

12 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES. HOMETRUST BANCSHARES, INC. /s/ Hunter Westbrook By: Hunter Westbrook Its: President and CEO EMPLOYEE /s/ Chuck Sivley Chuck Sivley